Exhibit 99.3

CENTENE CORPORATION

Unaudited Pro Forma Financial Information

Centene purchased FirstGuard, Inc. and FirstGuard Health Plan, Inc. from Swope Community Enterprises effective December 1, 2004 for $93 million in cash plus transaction costs. FirstGuard, Inc.’s subsidiary, First Guard Health Plan Kansas, serves approximately 94,000 Medicaid and SCHIP members throughout the state of Kansas and FirstGuard Health Plan, Inc. serves approximately 41,000 Medicaid members in Missouri (collectively, FirstGuard).

The following unaudited pro forma financial information has been prepared to give effect to our acquisition of FirstGuard using the purchase method of accounting and the assumptions and adjustments described in the accompanying notes to unaudited pro forma financial information. This pro forma financial information was prepared as if the acquisition had been completed as of January 1, 2003 for statement of earnings purposes and September 30, 2004 for balance sheet purposes.

The unaudited pro forma financial information is presented for illustrative purposes only and is not necessarily indicative of the financial position or results of operations that would have actually been reported had the acquisition occurred January 1, 2003 for statement of earnings purposes and September 30, 2004 for balance sheet purposes, nor is it necessarily indicative of the future financial position or results of operations. The pro forma financial information includes adjustments, which are based upon preliminary estimates, to reflect the allocation of the purchase price to the acquired assets and liabilities of FirstGuard. The final allocation of the purchase price will be determined later and will be based upon actual tangible and intangible assets acquired as well as liabilities assumed. As the unaudited pro forma financial information is based upon preliminary estimates, the pro forma adjustments may differ materially based upon the final allocation.

The audited financial statements of Centene for each of the three years ended December 31, 2003, and the quarterly information for the three and nine-month periods ended September 30, 2004 have been filed with the SEC in Centene’s Annual Report on Form 10-K/A, filed on December 15, 2004, and quarterly report on Form 10-Q/A, filed on December 15, 2004, respectively. The audited financial statements of FirstGuard for each of the two years ended December 31, 2003 and the unaudited financial statements for the nine-month period ended September 30, 2004, are filed as part of this Current Report on Form 8-K/A. The unaudited pro forma financial information should be read in conjunction with each company’s historical financial statements and the notes thereto.

CENTENE CORPORATION

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

SEPTEMBER 30, 2004

(In thousands, except share data)

	Historical		Pro Forma Adjustments		Centene Corp Pro Forma Combined
	Centene	FirstGuard
Assets
Current assets:
Cash and cash equivalents	$88,687	$8,345	$(56,100)	(A)
			(2,516)	(B)	$38,416
Premium and related receivables, net of allowance	22,739	12,680	—		35,419
Short-term investments, at fair value	43,568	27,857	(26,579)	(C)	44,846
Deferred income taxes	3,143	250	—		3,393
Other current assets	12,561	2,331	—		14,892

Total current assets	170,698	51,463	(85,195)		136,966
Long-term investments, at fair value	170,126	10,501	—		180,627
Restricted deposit, at fair value	21,202	900	—		22,102
Property, software and equipment	28,831	393	—		29,224
Goodwill	17,142	—	85,140	(D)	102,282
Other intangible assets	6,808	—	8,000	(D)	14,808
Other assets	6,346	—	—		6,346

Total assets	$421,153	$63,257	$7,945		$492,355

Liabilities and Stockholders’ Equity
Current liabilities:
Medical claims liabilities	$126,394	$25,318	—		$151,712
Accounts payable and accrued expenses	21,907	2,844	—		24,751
Unearned revenue	3,670	—	—		3,670
Current portion of long-term debt and notes payable	288	—	—		288

Total current liabilities	152,259	28,162	—		180,421
Long-term debt	7,400	2,516	(2,516)	(B)
			40,000	(A)	47,400
Other liabilities	5,571	—	3,040	(E)	8,611

Total liabilities	165,230	30,678	40,524		236,432
Stockholders’ equity:
Common stock	41	3,876	(3,876)	(F)	41
Additional paid-in capital	161,593	—	—		161,593
Accumulated other comprehensive income:
Unrealized gain on investments, net of tax	12	—	—		12
Retained earnings	94,277	28,703	(26,579)	(C)
			(2,124)	(F)	94,277

Total stockholders’ equity	255,923	32,579	(32,579)		255,923

Total liabilities and stockholders’ equity	$421,153	$63,257	$7,945		$492,355

See notes to unaudited pro forma financial information.

CENTENE CORPORATION

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF EARNINGS

FOR THE YEAR ENDED DECEMBER 31, 2003

(In thousands, except share data)

	Historical		Pro Forma Adjustments		Centene Corp Pro Forma Combined
	Centene	FirstGuard
Revenues:
Premiums	$759,763	$233,377	$—		$993,140
Services	9,967	—	—		9,967

Total revenues	769,730	233,377	—		1,003,107
Expenses:
Medical costs	626,192	189,589	1,850	(G)	817,631
Cost of services	8,323	—	—		8,323
General and administrative expenses	88,288	20,231	(1,850)	(G)
	—	—	800	(D)	107,469

Total operating expenses	722,803	209,820	800		933,423

Earnings from operations	46,927	23,557	(800)		69,684
Other income (expense):
Investment and other income	5,160	827	(1,704)	(H)	4,283
Interest expense	(194)	(81)	81	(I)
	—	—	(1,600)	(J)	(1,794)

Earnings before income taxes	51,893	24,303	(4,023)		72,173
Income tax expense	19,504	8,670	(1,529)	(K)	26,645
Minority interest	881	(1,390)	1,390	(L)	881

Net earnings	$33,270	$14,243	$(1,104)		$46,409

Earnings per share:
Basic earnings per common share	$0.93				$1.30
Diluted earnings per common share	$0.87				$1.21

Weighted average number of shares outstanding:
Basic	35,704,426				35,704,426
Diluted	38,422,152				38,422,152

See notes to unaudited pro forma financial information.

CENTENE CORPORATION

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF EARNINGS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004

(In thousands, except share data)

	Historical		Pro Forma Adjustments		Centene Corp Pro Forma Combined
	Centene	FirstGuard
Revenues:
Premiums	$705,556	$179,675	$—		$885,231
Services	7,320	—	—		7,320

Total revenues	712,876	179,675	—		892,551
Expenses:
Medical costs	570,720	151,558	1,720	(G)	723,998
Cost of services	6,149	—	—		6,149
General and administrative expenses	88,915	16,788	(1,720)	(G)	—
	—	—	600	(D)	104,583

Total operating expenses	665,784	168,346	600		834,730

Earnings from operations	47,092	11,329	(600)		57,821
Other income (expense):
Investment and other income	4,529	1,029	(1,278)	(H)	4,280
Interest expense	(317)	(57)	57	(I)
	—	—	(1,200)	(J)	(1,517)

Earnings before income taxes	51,304	12,301	(3,021)		60,584
Income tax expense	19,002	4,287	(1,148)	(K)	22,141
Minority interest	—	(1,641)	1,641	(L)	—

Net earnings	$32,302	$6,373	$(232)		$38,443

Earnings per share:
Basic earnings per common share	$0.79				$0.94
Diluted earnings per common share	$0.74				$0.89

Weighted average number of shares outstanding:
Basic	40,693,804				40,693,804
Diluted	43,364,120				43,364,120

See notes to unaudited pro forma financial information.

CENTENE CORPORATION

NOTES TO UNAUDITED PRO FORMA FINANCIAL INFORMATION

(Dollars in thousands)

The FirstGuard acquisition is accounted for under the purchase method of accounting. Accordingly, the total purchase price, estimated at $96,100 in cash and transaction costs, is allocated to assets acquired and liabilities assumed based upon their estimated fair values. The purchase price allocation may be adjusted upon completion of the final valuation of the assets acquired and liabilities assumed.

The estimated purchase price has been preliminarily allocated as follows:

Purchase price	$96,100
Net tangible assets at acquisition date	(6,000)

Total excess purchase price	90,100
Estimated identifiable intangible assets	(8,000)
Tax effect related to identifiable intangible assets	3,040

Estimated goodwill	$85,140

A.	Represents the payment of the purchase price funded through a combination of cash of $56,100 and borrowings of $40,000 under Centene’s credit facility.

B.	Represents the FirstGuard debt paid prior to closing with cash.

C.	Represents the estimated dividend payable at closing to the seller by FirstGuard, pursuant to the stock purchase agreement, to reduce the acquired statutory capital and surplus to $6,000.

D.	Represents the estimated goodwill of $85,140 and estimated identifiable intangible assets of $8,000. The estimated weighted average useful life for the identifiable intangible assets is 10 years and the estimated annual amortization expense is $800.

E.	Represents the deferred tax liability related to the identifiable intangible assets using an estimated tax rate of 38%.

F.	Represents the elimination of FirstGuard’s equity accounts.

G.	Represents reclassification of certain FirstGuard expenses to conform to Centene’s presentation.

H.	Represents the reduced interest income associated with cash and investments used for the purchase price, dividend paid at closing to the seller and FirstGuard debt paid prior to closing with an average annual investment yield of 2%.

I.	Represents elimination of FirstGuard’s interest expense associated with the debt paid prior to closing.

J.	Represents increased interest expense associated with the long term debt of $40,000 used for the purchase price with an average annual interest rate of 4%.

K.	Represents the income tax effect of the pro forma adjustments using an estimated tax rate of 38%.

L.	Represents elimination of the minority interest in FirstGuard’s historical financial statements as this was eliminated prior to the acquisition of FirstGuard by Centene.